CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Principal Executive Officer, and Christopher Berarducci, Principal Financial Officer of Master Portfolio Trust (the “Registrant”), each certify to the best of their knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Master Portfolio Trust	Master Portfolio Trust

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: April 27, 2026	Date: April 27, 2026

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.